Exhibit 99.1

Life Sciences Executive Shannon Hall Joins Mesa Labs Board of Directors

Lakewood, Colorado, May 15, 2020 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced the election of Shannon Hall to its Board of Directors. Shannon previously led the Life Sciences business at Bio-Rad Laboratories.

Ms. Hall’s election fills the open position created by the retirement of Robert Dwyer, a position he held for 14 years. In addition, Shannon has been appointed to the Nominating and Governance Committee.

“I would like to welcome Shannon to Mesa’s Board and thank Robert for his years of dedication to the Company,” said John Sullivan, Chairman of the Board. “We are furthering our goal of increasing our Board’s engagement in strategic decision-making by bringing on new members with highly relevant market experience in high growth environments. Shannon is a perfect fit, bringing many years of involvement and knowledge in biopharmaceutical research and development with a strong balance of technical and customer insight. Her guidance in the years ahead will be instrumental in helping Mesa execute its strategic growth plans.”

Shannon joins the Board after a 25 year career at Bio-Rad Laboratories where she held multiple positions of increasing responsibility in Product Management, Marketing, and General Management. Most recently, she led Bio-Rad’s $750M Life Sciences Group which provided tools for biopharmaceutical research, development, and production segments. Currently, she is active in medical device and bioproduction startups as a member of Life Science Angels and co-founder of Pow.bio, an early stage company in the industrial synthetic biology sector.

About Mesa Laboratories, Inc.

Mesa is a global technology innovator committed to solving some of the most critical quality control challenges in the pharmaceutical, healthcare, industrial safety, environmental and food and beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Biopharmaceutical Development, Instruments and Cold Chain Monitoring) to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

Forward Looking Statements

This press release may contain information that constitutes forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Forward-looking statements include statements relating to revenues and growth, operating results, profit margin pressure, industry conditions, economic conditions, demand, competition, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, the ability to generate additional cash flow, and the duration and impact of the COVID-19 pandemic and the myriad of its effects on our business including related decreases in customer demand and spending, and any events or developments that we expect or anticipate will occur in the future. Generally, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements are based upon current information and expectations. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties. For additional information concerning these and other risks and uncertainties that could affect these statements, and the our business, see our Annual Report on Form 10-K for the year ended March 31, 2019, as amended, as well as other risks and uncertainties detailed from time to time in our reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof, to provide any updates, or to reflect the occurrence of future events.

CONTACT: Gary Owens; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com